As filed with the Securities and Exchange Commission on April 12, 1996.
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933


                        PIONEER FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                      36-2479273
    (State or Other Jurisdiction of       (I.R.S. Employer
    Incorporation or Organization)       Identification No.)

          1750 EAST GOLF ROAD
         SCHAUMBURG, ILLINOIS                    60173
(Address of Principal Executive Offices)     (Zip Code)

                        PIONEER FINANCIAL SERVICES, INC.
                      1994 OMNIBUS STOCK INCENTIVE PROGRAM

                        PIONEER FINANCIAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                        PIONEER FINANCIAL SERVICES, INC.
                        CAREER AGENT STOCK PURCHASE PLAN
                            (Full Title of the Plans)

          A. CLARK WAID, III              Telephone number,
       ASSISTANT GENERAL COUNSEL        including area code,
   PIONEER FINANCIAL SERVICES, INC.     of agent for service:
          1750 EAST GOLF ROAD              (708) 995-0400
      SCHAUMBURG, ILLINOIS  60173
(Name and Address of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed            Proposed
              Title of                                                        Maximum              Maximum
             Securities                                 Amount                Offering            Aggregate             Amount of
               to be                                     to be                 Price              Offering            Registration
             Registered                              Registered<F1>        Per Share<F2>          Price<F2>                Fee

Common Stock, par value $1.00,                     2,000,000 Shares            $16.50            $33,000,000             $11,380
including Rights to Acquire
Series A Junior Preferred Stock<F3>



<F1>     An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

<F2>     Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the
         Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New
         York Stock Exchange on April 10, 1996.

<F3>     Prior to the occurrence of certain events, the Rights to Acquire Series A Junior Preferred Stock will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference into this registration statement:

     (1) Pioneer Financial Services, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1995, as amended by its Form 10-K/A which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

     (3) The description of the Company's Rights to Acquire Series A Junior Preferred Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          The validity of the securities being offered hereby will be passed upon by A. Clark Waid, III, Assistant General Counsel of the Registrant.

Item 6.  Indemnification of Directors and Officers.

          Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. Article Thirteenth of the Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

          The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 12th day of April, 1996.

                                   PIONEER FINANCIAL SERVICES, INC.


                                   By:  /s/ Peter W. Nauert
                                      Peter W. Nauert,
                                      Chairman, Chief Executive Officer
                                        and Director



                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Pioneer Financial Services, Inc., hereby severally constitute Peter W. Nauert and David I. Vickers, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Pioneer Financial Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of April, 1996.

           Signature                       Title



/s/ Peter W. Nauert                /s/ Michael A. Cavataio
Peter W. Nauert, Chairman,         Michael A. Cavataio
Chief Executive Officer and        Director
Director



/s/ David I. Vickers               /s/ Michael K. Keefe
David I. Vickers                   Michael K. Keefe
Vice President, Treasurer and      Director
Chief Financial Officer


/s/ William B. Van Vleet           /s/ Karl-Heinz Klaeser
William B. Van Vleet               Karl-Heinz Klaeser
Director                           Director



/s/ Charles R. Scheper             /s/ Richard R. Haldeman
Charles R. Scheper                 Richard R. Haldeman
Director                           Director



/s/ Robert F. Nauert               /s/ R. Richard Bastian, III
Robert F. Nauert                   R. Richard Bastian, III
Director                           Director



/s/ Thomas Brophy                  /s/ Carl Hulbert
Thomas Brophy                      Carl Hulbert
Director                           Director





                                  EXHIBIT INDEX

Exhibit Number                   Description

  4.1 Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to Registrant's Registration Statement on Form S-1 (No. 33-7759)).

  4.2 By-laws, as amended (incorporated herein by reference to Exhibit 3(b) to Amendment No. 1 to Registrant's Registration Statement on Form S-1 (No. 33-7759)).

  4.3 Rights Agreement dated as of December 12, 1990 between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form 8-A dated December 14, 1990).

  5* Opinion (including consent) of A. Clark Waid, III, Assistant General Counsel of the Registrant.

 23.1* Consent of A. Clark Waid, III, Assistant General Counsel of the Registrant (included in Exhibit 5).

 23.2*        Consent of Ernst & Young LLP.

   24         Power of Attorney (included in signature page).

___________________

*Filed herewith